Exhibit 99.1

Apple Reports Third Quarter Results

Revenue Up 17 Percent and EPS Up 40 Percent to New June Quarter Records

Services Revenue Reaches New All-Time High

CUPERTINO, California — July 31, 2018 — Apple® today announced financial results for its fiscal 2018 third quarter ended June 30, 2018. The Company posted quarterly revenue of $53.3 billion, an increase of 17 percent from the year-ago quarter, and quarterly earnings per diluted share of $2.34, up 40 percent. International sales accounted for 60 percent of the quarter’s revenue.

“We’re thrilled to report Apple’s best June quarter ever, and our fourth consecutive quarter of double-digit revenue growth,” said Tim Cook, Apple’s CEO. “Our Q3 results were driven by continued strong sales of iPhone, Services and Wearables, and we are very excited about the products and services in our pipeline.”

“Our strong business performance drove revenue growth in each of our geographic segments, net income of $11.5 billion, and operating cash flow of $14.5 billion,” said Luca Maestri, Apple’s CFO. “We returned almost $25 billion to investors through our capital return program during the quarter, including $20 billion in share repurchases.”

Apple is providing the following guidance for its fiscal 2018 fourth quarter:

•	revenue between $60 billion and $62 billion

•	gross margin between 38 percent and 38.5 percent

•	operating expenses between $7.95 billion and $8.05 billion

•	other income/(expense) of $300 million

•	tax rate of approximately 15 percent before discrete items

Apple’s board of directors has declared a cash dividend of $0.73 per share of the Company’s common stock. The dividend is payable on August 16, 2018 to shareholders of record as of the close of business on August 13, 2018.

Apple will provide live streaming of its Q3 2018 financial results conference call beginning at 2:00 p.m. PDT on July 31, 2018 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), tax rate, and plans for return of capital. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation: the effect of global and regional economic conditions on the Company's business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent product introductions and transitions, including delivering to the marketplace, and stimulating customer demand for, new products, services and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing and product mix, and increases in component and other costs could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company's products, including cellular network carriers and other resellers; the inventory and other asset risks associated with the Company’s need to order, or commit to order, product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components, services and new technologies essential to the Company's business, including components and technologies that may only be available from sole or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings, such as a potential finding that the Company has infringed on the intellectual property rights of others; the impact of changes to laws and regulations that affect the Company’s activities, including the Company’s ability to offer products or services to customers in different regions; the ability of the Company to manage risks associated with its international activities, including complying with laws and regulations affecting the Company’s international operations; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company's business and reputation from information technology system failures, network disruptions or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, public health issues, natural disasters, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple’s four software platforms — iOS, macOS, watchOS and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Josh Rosenstock
Apple
jrosenstock@apple.com
(408) 862-1142

Investor Relations Contacts:
Nancy Paxton
Apple
paxton1@apple.com
(408) 974-5420

Matt Blake
Apple
mattblake@apple.com
(408) 974-7406

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.

© 2018 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple Inc. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Nine Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net sales	$53,265	$45,408	$202,695	$176,655
Cost of sales (1)	32,844	27,920	124,940	108,400
Gross margin	20,421	17,488	77,755	68,255

Operating expenses:
Research and development (1)	3,701	2,937	10,486	8,584
Selling, general and administrative (1)	4,108	3,783	12,489	11,447
Total operating expenses	7,809	6,720	22,975	20,031

Operating income	12,612	10,768	54,780	48,224
Other income/(expense), net	672	540	1,702	1,948
Income before provision for income taxes	13,284	11,308	56,482	50,172
Provision for income taxes	1,765	2,591	11,076	12,535
Net income	$11,519	$8,717	$45,406	$37,637

Earnings per share:
Basic	$2.36	$1.68	$9.07	$7.18
Diluted	$2.34	$1.67	$8.99	$7.14

Shares used in computing earnings per share:
Basic	4,882,167	5,195,088	5,006,640	5,239,847
Diluted	4,926,609	5,233,499	5,050,963	5,274,394

Cash dividends declared per share	$0.73	$0.63	$1.99	$1.77

(1) Includes share-based compensation expense as follows:
Cost of sales	$250	$216	$759	$662
Research and development	$675	$566	$1,987	$1,730
Selling, general and administrative	$426	$411	$1,249	$1,274

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	June 30, 2018	September 30, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$31,971	$20,289
Short-term marketable securities	38,999	53,892
Accounts receivable, net	14,104	17,874
Inventories	5,936	4,855
Vendor non-trade receivables	12,263	17,799
Other current assets	12,488	13,936
Total current assets	115,761	128,645

Long-term marketable securities	172,773	194,714
Property, plant and equipment, net	38,117	33,783
Other non-current assets	22,546	18,177
Total assets	$349,197	$375,319

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$38,489	$49,049
Accrued expenses	25,184	25,744
Deferred revenue	7,403	7,548
Commercial paper	11,974	11,977
Current portion of long-term debt	5,498	6,496
Total current liabilities	88,548	100,814

Deferred revenue, non-current	2,878	2,836
Long-term debt	97,128	97,207
Other non-current liabilities	45,694	40,415
Total liabilities	234,248	241,272

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 4,842,917 and 5,126,201 shares issued and outstanding, respectively	38,624	35,867
Retained earnings	79,436	98,330
Accumulated other comprehensive income/(loss)	(3,111)	(150)
Total shareholders’ equity	114,949	134,047
Total liabilities and shareholders’ equity	$349,197	$375,319

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	June 30, 2018	July 1, 2017
Cash and cash equivalents, beginning of the period	$20,289	$20,484
Operating activities:
Net income	45,406	37,637
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	8,149	7,673
Share-based compensation expense	3,995	3,666
Deferred income tax expense/(benefit)	(33,109)	4,764
Other	(410)	(142)
Changes in operating assets and liabilities:
Accounts receivable, net	3,756	3,381
Inventories	(1,114)	(1,014)
Vendor non-trade receivables	5,536	3,312
Other current and non-current assets	(65)	(3,229)
Accounts payable	(11,139)	(5,212)
Deferred revenue	(103)	(418)
Other current and non-current liabilities	37,009	(1,942)
Cash generated by operating activities	57,911	48,476
Investing activities:
Purchases of marketable securities	(56,133)	(123,781)
Proceeds from maturities of marketable securities	46,290	19,347
Proceeds from sales of marketable securities	41,614	76,747
Payments for acquisition of property, plant and equipment	(10,272)	(8,586)
Payments made in connection with business acquisitions, net	(431)	(248)
Purchases of non-marketable securities	(1,788)	(213)
Proceeds from non-marketable securities	310	126
Other	(523)	104
Cash generated by/(used in) investing activities	19,067	(36,504)
Financing activities:
Proceeds from issuance of common stock	328	274
Payments for taxes related to net share settlement of equity awards	(2,267)	(1,646)
Payments for dividends and dividend equivalents	(10,182)	(9,499)
Repurchases of common stock	(53,634)	(25,105)
Proceeds from issuance of term debt, net	6,969	21,725
Repayments of term debt	(6,500)	(3,500)
Change in commercial paper, net	(10)	3,866
Cash used in financing activities	(65,296)	(13,885)
Increase/(Decrease) in cash and cash equivalents	11,682	(1,913)
Cash and cash equivalents, end of the period	$31,971	$18,571
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$8,819	$9,752
Cash paid for interest	$2,120	$1,456